Exhibit 99.1

Press Contact:

Will Thoretz

+1 203 517 3119

will.thoretz@isg-one.com

Investor Contact:

David Berger

+1 203-517-3104

david.berger@isg-one.com

Information Services Group Announces

Second-Quarter and First-Half Financial Results

Record second-quarter revenues of $68.0 million, up 15% from prior year

Q2 operating income of $0.5 million impacted by severance, integration costs

Adjusted Q2 EBITDA of $8.0 million, up 14% from prior year

Q2 EPS of $(0.01) and Adjusted EPS of $0.08

Served record 448 clients in Q2; Digital Services now more than 35% of revenue

First-half revenues of $134.6 million, up 24% from prior year

1H operating income of $1.7 million; 1H adjusted EBITDA of $15.0 million, up 45% from prior year

Cash balance of $25.5 million, up 58% from prior year

Affirms full-year revenue guidance of $270-$290 million and updates full-year adjusted EBITDA guidance to $32-$35 million

STAMFORD, Conn., August 7, 2017— Information Services Group (ISG) (NASDAQ: III), a leading global technology research and advisory firm, today announced financial results for the second quarter and first half ended June 30, 2017.

“We are pleased with our solid second-quarter performance, highlighted by another quarter of record-setting revenues. Our focused investments in the high-growth area of Digital Services, including Robotic Process Automation (RPA), are delivering strong results, with more than 35 percent of firm revenue generated by such services in the quarter and growing,” said Michael P. Connors, chairman and chief executive officer. “In response to strong market demand, we increased our investments in Digital Services, including RPA, during the first half and we now project a further increase in RPA revenues to exceed a run rate of $15 million by year-end.

“Demand for these and other offerings in our expanded portfolio are reflected in our regional performance, with revenues up 26 percent in the Americas and up 6 percent in Europe, offsetting a small decline in Asia Pacific. With our expanded capabilities and disciplined management approach, we remain very well positioned to continue driving profitable growth and delivering value for our clients and stockholders,” said Connors.

Second-Quarter 2017 Results

Revenues for the second quarter were $68.0 million, compared with $60.4 million in the prior year, an increase of 15 percent in constant currency and 13 percent on a reported basis. Revenues were $40.0 million in the Americas (up 26 percent from the same period in 2016), $21.5 million in Europe (up 6 percent), and $6.6 million in Asia Pacific (down 9 percent). Currency negatively impacted reported revenues by $1.2 million versus the prior year.

ISG reported operating income of $0.5 million for the second quarter of 2017, compared with operating income of $3.2 million last year. Included in the second-quarter 2017 operating income were $1.9 million in additional depreciation and amortization expenses, $0.8 million in acquisition-related costs and $1.0 million in severance and integration expenses. The net loss for the 2017 second quarter was $0.3 million, compared with net income of $1.7 million in the second quarter last year. Reported fully diluted loss per share was $0.01, compared with fully diluted income per share of $0.04 for the same period in 2016.

Adjusted net income (a non-GAAP measure defined as net income plus amortization of intangible assets, non-cash stock compensation, foreign-currency transaction gains/losses and non-cash impairment charges for goodwill and intangible assets, interest on contingent consideration, acquisition-related costs, severance and integration expense and bargain purchase gain, on a tax-adjusted basis) for the second quarter was $3.5 million, or $0.08 per share on a fully diluted basis, compared with adjusted net income of $3.5 million, or $0.09 per share on a fully diluted basis, in the prior year’s second quarter.

Second-quarter 2017 adjusted EBITDA (a non-GAAP measure defined as net income before net income attributable to non-controlling interest plus interest, taxes, depreciation and amortization, foreign-currency transaction gains/losses, non-cash stock compensation, impairment charges for goodwill and intangible assets, interest on contingent consideration, acquisition-related costs, severance and integration expense, tax indemnity and bargain purchase gain) was $8.0 million, compared with $7.0 million last year, an increase of 14 percent.

First-Half 2017 Results

ISG reported first-half 2017 revenues of $134.6 million, up $24.3 million from the prior year, an increase of 24 percent in constant currency (22 percent on a reported basis). Revenues were $81.1 million in the Americas (up 41 percent from the same period in 2016), $41.7 million in Europe (up 8 percent) and $11.8 million in Asia Pacific (down 5 percent), with growth rates in constant currency. Currency negatively impacted reported revenues by $1.7 million versus the prior year.

Operating income for the first six months of 2017 was $1.7 million, compared with $3.3 million in the prior year. Included in the first six months of 2017 operating income was $3.2 million in additional depreciation and amortization expenses, $1.1 million in acquisition-related costs and $1.2 million in severance and integration expense. Included in the first-half 2016 operating income were $0.4 million in deal costs associated with the stock repurchase in April 2016 conducted through a modified “Dutch” auction. Reported fully diluted loss per share for the first half of 2017 was $0.02 versus fully diluted earnings per share of $0.03 in the prior year. ISG’s first-half 2017 adjusted net income totaled $6.2 million, up 29 percent from $4.8 million in the prior year. Fully diluted adjusted EPS for the first half of 2017 was $0.14, compared with $0.13 in the first half of 2016.

Adjusted EBITDA of $15.0 million for the first half of 2017 compared with $10.4 million of adjusted EBITDA in the first half 2016, an increase of 45 percent.

Other Financial and Operating Highlights

ISG cash and cash equivalents totaled $25.5 million at June 30, 2017, up $9.4 million from June 30, 2016, and a decrease of $7.7 million from March 31, 2017. During the second quarter, ISG repaid $1.4 million in debt, repurchased $1.6 million in shares of stock and paid $2.6 million in contingent consideration for prior acquisitions. Total outstanding debt as of June 30, 2017, was $122.5 million versus $123.9 million as of March 31, 2017, and $60.0 million as of June 30, 2016.

ISG Full-Year Revenue and Adjusted EBITDA Guidance

“For 2017, we are reaffirming our forecasted revenue growth to be in the range of approximately 25-34 percent ($270-$290 million) and updating our forecasted adjusted EBITDA growth slightly to be in the range of approximately 60-75 percent ($32-$35 million) over the prior year. Our focused investments in high-demand areas such as digital and RPA were a bit higher in the first half than originally planned, and we expect these offerings will continue to be growth engines for the firm and constitute an increasing share of our overall revenues.”

Conference Call

ISG has scheduled a call for 9:00 a.m., Eastern Time, Monday, August 7, 2017, to discuss the company’s second-quarter results. The call can be accessed by dialing 1-866-548-4713 or, for international callers, by dialing 001-323-794-2093. The access code is 9060458. A recording of the conference call will be accessible on ISG’s website (www.isg-one.com) for approximately four weeks following the call.

Forward-Looking Statements

This communication contains “forward-looking statements” which represent the current expectations and beliefs of management of ISG concerning future events and their potential effects. Statements contained herein including words such as “anticipate,” “believe,” “contemplate,” “plan,” “estimate,” “expect,” “intend,” “will,” “continue,” “should,” “may,” and other similar expressions, are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those risks relate to inherent business, economic and competitive uncertainties and contingencies relating to the businesses of ISG and its subsidiaries including without limitation: (1) failure to secure new engagements or loss of important clients; (2) ability to hire and retain enough qualified employees to support operations; (3) ability to maintain or increase billing and utilization rates; (4) management of growth; (5) success of expansion internationally; (6) competition; (7) ability to move the product mix into higher margin businesses;

(8) general political and social conditions such as war, political unrest and terrorism; (9) healthcare and benefit cost management; (10) ability to protect ISG and its subsidiaries’ intellectual property and the intellectual property of others; (11) currency fluctuations and exchange rate adjustments; (12) ability to successfully consummate or integrate strategic acquisitions; and (13) engagements may be terminated, delayed or reduced in scope by clients. Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from ISG’s forward-looking statements are included in ISG’s filings with the U.S. Securities and Exchange Commission. ISG undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.

Non-GAAP Financial Measures

ISG reports all financial information required in accordance with U.S. generally accepted accounting principles (GAAP). In this release, ISG has presented both GAAP financial results as well as non-GAAP information for information for the three and six months ended June 30, 2017 and June 30, 2016.  ISG believes that evaluating its ongoing operating results will be enhanced if it discloses certain non-GAAP information.  These non-GAAP financial measures exclude non-cash and certain other special charges that many investors believe may obscure the user’s overall understanding of ISG’s current financial performance and the Company’s prospects for the future.  ISG believes that these non-GAAP measures provide useful information to investors because they improve the comparability of the financial results between periods and provide for greater transparency of key measures used to evaluate the Company’s performance.

ISG provides adjusted EBITDA (defined as net income before net income attributable to non-controlling interest plus interest, taxes, depreciation and amortization, foreign currency transaction gains/losses, non-cash stock compensation, impairment charges for goodwill and intangible assets, interest on contingent consideration, acquisition-related costs, severance and integration expense, tax indemnity and bargain purchase gain), adjusted net income (defined as net income plus amortization of intangible assets, non-cash stock compensation, foreign currency transaction gains/losses, non-cash impairment charges for goodwill and intangible assets, interest on contingent consideration, acquisition-related costs, severance and integration expense and bargain purchase gain, on a tax-adjusted basis), adjusted net income as earnings per diluted share and selected financial data on a constant currency basis which are non-GAAP measures that the Company believes provide useful information to both management and investors by excluding certain expenses and financial implications of foreign currency translations, which management believes are not indicative of ISG’s core operations. These non-GAAP measures are used by ISG to evaluate the Company’s business strategies and management’s performance.

ISG reports results in U.S. dollars, but does business on a global basis. Exchange rate fluctuations affect the U.S. dollar value of foreign currency revenue and expenses and may have a significant effect on reported results. The discussion of ISG’s financial results in this release includes comparisons with the prior year in constant currency terms, using consistent exchange rates. Management believes this information facilitates comparison of underlying results over time.

Non-GAAP financial measures, when presented, are reconciled to the most closely applicable GAAP measure. Non-GAAP measures are provided as additional information and should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.  A reconciliation of any forward-looking non-GAAP estimates contained herein to the corresponding GAAP measures is not being provided, due to the unreasonable efforts required to prepare it.

About ISG

ISG (Information Services Group) (NASDAQ: III) is a leading global technology research and advisory firm. A trusted business partner to more than 700 clients, including 75 of the top 100 enterprises in the world, ISG is committed to helping corporations, public sector organizations, and service and technology providers achieve operational excellence and faster growth. The firm specializes in digital transformation services, including automation, cloud and data analytics; sourcing advisory; managed governance and risk services; network carrier services; technology strategy and operations design; change management; market intelligence and technology research and analysis. Founded in 2006, and based in Stamford, Conn., ISG employs more than 1,300 professionals operating in more than 20 countries—a global team known for its innovative thinking, market influence, deep industry and technology expertise, and world-class research and analytical capabilities based on the industry’s most comprehensive marketplace data. For more information, visit www.isg-one.com.

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Information Services Group, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Revenues	$68,038	$60,354	$134,593	$110,283
Operating expenses
Direct costs and expenses for advisors	40,253	36,106	80,939	67,474
Selling, general and administrative	23,380	19,104	45,105	35,815
Depreciation and amortization	3,859	1,927	6,822	3,645
Operating income	546	3,217	1,727	3,349
Interest income	34	2	79	24
Interest expense	(1,707)	(566)	(3,416)	(994)
Foreign currency transaction (loss) gain	(101)	244	(181)	(262)

(Loss) income before taxes	(1,228)	2,897	(1,791)	2,117
Income tax (benefit) provision	(923)	1,234	(915)	1,105
Net (loss) income	(305)	1,663	(876)	1,012
Net (loss) income attributable to non-controlling interest	(3)	51	32	99
Net (loss) income attributable to ISG	$(302)	$1,612	$(908)	$913

Weighted average shares outstanding:
Basic	43,058	35,609	42,687	36,475
Diluted	43,058	36,719	42,687	37,029

(Loss) earnings per share attributable to ISG:
Basic	$(0.01)	$0.05	$(0.02)	$0.03
Diluted	$(0.01)	$0.04	$(0.02)	$0.03

Information Services Group, Inc.

Reconciliation from GAAP to Non-GAAP

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Net (loss) income attributable to ISG	$(302)	$1,612	$(908)	$913
Plus:
Net (loss) income attributable to non-controlling interest	(3)	51	32	99
Interest expense (net of interest income)	1,673	564	3,337	970
Income taxes	(923)	1,234	(915)	1,105
Depreciation and amortization	3,859	1,927	6,822	3,645
Interest on contingent consideration	270	30	693	60
Acquisition-related costs(1)	796	—	1,097	—
Severance and integration expense	1,016	—	1,158	—
Foreign currency transaction	101	(244)	181	262
Non-cash stock compensation	1,534	1,851	3,510	3,315
Adjusted EBITDA	$8,021	$7,025	$15,007	$10,369

Net (loss) income attributable to ISG	$(302)	$1,612	$(908)	$913
Plus:
Non-cash stock compensation	1,534	1,851	3,510	3,315
Intangible amortization	2,382	1,382	4,751	2,657
Interest on contingent consideration	270	—	693	—
Acquisition-related costs(1)	796	—	1,097	—
Severance and integration expense	1,016	—	1,158	—
Foreign currency transaction	101	(244)	181	262
Tax effect (2)	(2,318)	(1,136)	(4,328)	(2,369)
Adjusted net income	$3,479	$3,465	$6,154	$4,778

Weighted average shares outstanding:
Basic	43,058	35,609	42,687	36,475
Diluted	43,058	36,719	42,687	37,029

Adjusted earnings per share:
Basic	$0.08	$0.10	$0.14	$0.13
Diluted	$0.08	$0.09	$0.14	$0.13

(1)         Consists of expenses from acquisition-related costs and non-cash fair value adjustments on pre-acquisition deferred revenues.

(2)         Marginal tax rate of 38.0% applied.

Information Services Group, Inc.

Selected Financial Data

Constant Currency Comparison

			Three Months Ended			Three Months Ended
	Three Months Ended	Constant currency	June 30, 2017	Three Months Ended	Constant currency	June 30, 2016
	June 30, 2017	impact	Adjusted	June 30, 2016	impact	Adjusted
Revenue	$68,038	$(820)	$67,218	$60,354	$(2,016)	$58,338
Operating income	$546	$(200)	$346	$3,217	$(564)	$2,653
Adjusted EBITDA	$8,021	$(206)	$7,815	$7,025	$(590)	$6,435

			Six Months Ended			Six Months Ended
	Six Months Ended	Constant currency	June 30, 2017	Six Months Ended	Constant currency	June 30, 2016
	June 30, 2017	impact	Adjusted	June 30, 2016	impact	Adjusted
Revenue	$134,593	$(965)	$133,628	$110,283	$(2,681)	$107,602
Operating income	$1,727	$(384)	$1,343	$3,349	$(318)	$3,031
Adjusted EBITDA	$15,007	$(388)	$14,619	$10,369	$(360)	$10,009